UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2004

SORRENTO NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-15810	04-3757586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9990 Mesa Rim Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-3960

Item 5. – Other Events

On May 25, 2004, Sorrento Networks Corporation, a Delaware corporation (“Sorrento”), issued a press release announcing that the Form S-4 Registration Statement relating to the proposed merger of Sorrento and Zhone Technologies Inc., a Delaware corporation (“Zhone”), has been declared effective by the Securities and Exchange Commission. Sorrento also announced that it received notification of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Sorrento’s stockholder meeting to vote upon approval of the merger has been scheduled for June 30, 2004. Stockholders of record as of May 25, 2004 will be entitled to vote. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger dated as of April 22, 2004 among Sorrento, Zhone and Selene Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zhone, filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on April 26, 2004.

Item 7. – Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of Sorrento Networks Corporation, dated May 25, 2004, announcing effectiveness of registration statement, early termination of Hart-Scott-Rodino Antitrust Improvements Act waiting period and stockholder meeting date.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO NETWORKS CORPORATION

June 1, 2004	By:	/s/ Joe Armstrong
Joe Armstrong
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Sorrento Networks Corporation, dated May 25, 2004 announcing effectiveness of registration statement, early termination of Hart-Scott-Rodino Antitrust Improvements Act waiting period and stockholder meeting date.